UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 25, 2008

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA		90405
(Address of Principal Executive		(Zip Code)
Offices)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Activision, Inc. (the “Company”) held on June 25, 2008, the Compensation Committee approved payouts of annual performance-based awards for the 2008 fiscal year to Robert A. Kotick, the Company’s Chairman and Chief Executive Officer, and Brian G. Kelly, the Company’s Co-Chairman, under the Activision Fiscal Year 2008 Executive Management Bonus Plan.  The terms of the plan were previously disclosed in the Company’s Current Report on Form 8-K filed June 19, 2007.  Mr. Kotick’s bonus payment was $3,079,798 and Mr. Kelly’s bonus payment was $2,996,556.

With respect to Mr. Kotick and Mr. Kelly, the Compensation Committee waived the achievement of two performance goals – a director recruitment goal and a goal relating to investment of Company capital – that the Compensation Committee determined were impracticable and inadvisable to pursue in light of the pending combination of the respective businesses of the Company and Vivendi Games, Inc. contemplated by the Business Combination Agreement, dated as of December 1, 2007, by and among the Company, Sego Merger Corporation, Vivendi S.A., VGAC, LLC and Vivendi Games, Inc.  The Compensation Committee allocated the weight of the waived goals to two other performance goals, relating to the acquisition of strategic assets and the development of the Company’s business franchise, on which Messrs. Kotick and Kelly exceeded target.  With the exception of these adjustments, each bonus payout was materially consistent with the terms of the plan as previously disclosed.

At the June 25th meeting, the Company also approved an additional $450,000 bonus for Michael J. Griffith, President and Chief Executive Officer of Activision Publishing, Inc., due to his extraordinary efforts and accomplishments during the 2008 fiscal year, for which the Company reported record financial performance, including significant growth in both net revenues and earnings per share and a record operating margin.  The Compensation Committee previously approved the payout of a $1,133,550 annual performance-based award for the 2008 fiscal year to Mr. Griffith under the Activision Fiscal Year 2008 Management Incentive Plan, the terms of which were previously disclosed in the Company’s Current Report on Form 8-K filed June 19, 2007.  Mr. Griffith’s aggregate annual bonus for the 2008 fiscal year was $1,583,550.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2008	ACTIVISION, INC.

	By:	/s/ GEORGE L. ROSE
George L. Rose
Chief Legal Officer of Activision
Publishing, Inc.